Exhibit 4.8

QUIDEL CORPORATION

and

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

Debt Securities

Indenture

Dated as of December 1, 2014

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

CROSS-REFERENCE TABLE

This Cross-Reference Table is not a part of the Indenture.

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10; 12.02

311(a)	7.11
(b)	7.11
(c)	N.A.

312(a)	2.05
(b)	12.03
(c)	12.03

313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	12.02
(d)	7.06

314(a)	4.03; 12.02
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05

315(a)	7.01(b)
(b)	7.05; 12.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11

316(a)(last sentence)	12.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07

317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01

N.A. means Not Applicable.

TABLE OF CONTENTS

This Table of Contents is not a part of the Indenture.

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INDENTURE dated as of December 1, 2014, (the “Base Indenture”), by and among QUIDEL CORPORATION, a Delaware corporation (the “Company”), each of the Guarantors from time to time party hereto in respect of a particular Series of Securities (each as defined in Section 1.01 below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s debt securities issued under this Base Indenture:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions.

“Affiliate” means, when used with reference to a specified person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.

“Authorizing Resolution” means a resolution adopted by the Board of Directors or by an Officer or committee of Officers pursuant to delegation by the Board of Directors authorizing a Series of Securities.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Business Day”, with respect to any series of Securities, means any day other than Saturday, Sunday or a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, or in the city where the office or agency for payment on the Securities is maintained pursuant to Section 4.02, are authorized or obligated by law, executive order or regulation to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 400 South Hope Street, Suite 400, Los Angeles, CA 90071.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default”, with respect to Securities of a particular Series, means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Securityholder thereof.

“Depositary” means, with respect to Securities of any Series which the Company shall determine will be issued in whole or in part as a Global Security, DTC, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, and any other applicable U.S. or foreign statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.01.

“Dollars” and “$” mean United States Dollars.

“Dollar Equivalent” means, with respect to any monetary amount in a Foreign Currency, at any time for the determination thereof, the amount of Dollars obtained by converting such Foreign Currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable Foreign Currency as quoted by a financial institution designated by the Company in New York, New York, at approximately 11:00 a.m. (New York time) on the date two business days prior to such determination.

“DTC” means The Depository Trust Company, New York, New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Event of Default”, with respect to Securities of a particular Series, means any event specified as an Event of Default in Section 6.01 or in an Authorizing Resolution or a supplemental indenture that establishes the terms of the Series, continued for the period of time, if any, therein designated.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“GAAP” means generally accepted accounting principles set forth in the accounting standards codification of the Financial Accounting Standards Board or in such other statements by such or any other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Base Indenture.

“Global Security” means, with respect to any Series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“Government Obligations” means securities which are (i) direct obligations of the United States or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any interest on the Security of the applicable Series shall be payable, in each case for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or such other government or governments, in each case the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government or governments, which, in either case are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Guarantee” means the guarantee of Securities of any applicable Series by each Guarantor thereof under this Indenture.

“Guarantors” means with respect to any Series (i) the Company’s Subsidiaries signatory to the supplemental indenture or specified in the Authorizing Resolution with respect to such Series as the initial Guarantors of such Series, and (ii) each of the Company’s Subsidiaries that becomes a Guarantor of such Series pursuant to the provisions of this Indenture, in each case until released from its Guarantee pursuant to the provisions of this Indenture.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Base Indenture as amended or supplemented from time to time, including pursuant to any Authorizing Resolution or supplemental indenture pertaining to any Series, and including, for all purposes of this instrument and any such Authorizing Resolution or supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this Base Indenture and any such Authorizing Resolution or supplemental indenture, respectively.

“Issue Date” means, with respect to any Series of Securities, the date on which the Securities of such Series are originally issued under this Indenture.

“Lien” means, with respect to any Property, any mortgage, deed of trust, lien, pledge, charge, hypothecation, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific Property identified in the instruments evidencing or securing such Indebtedness (and any accessions thereto and proceeds thereof) and such Property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 180 days after the acquisition of such Property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental or tax warranties and indemnities and such other representations, warranties, covenants and indemnities as are customarily required in such transactions, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.

“NYUCC” means the New York Uniform Commercial Code, as in effect from time to time.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of the Company or a Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

“Original Issue Discount Security” means a Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Restricted Subsidiary” means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.

“Securities” means any Securities that are issued under this Base Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” means a series of Securities established under this Base Indenture.

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1.02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary”, with respect to any Person, means any other Person of which at least a majority of the outstanding Voting Stock at the time is owned or controlled directly or indirectly by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as in effect from time to time, except as otherwise provided herein.

“Trustee” means the party named as such in this Base Indenture until a successor replaces it pursuant to this Base Indenture and thereafter means the successor serving hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean only the Trustee with respect to Securities of that Series.

“Trust Officer” means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee, including any vice president, trust officer or any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“United States” means the United States of America.

“Unrestricted Subsidiary” means, with respect to any Series, any Subsidiary of the Company (1) so designated by a resolution adopted by the Board of Directors as provided in an Authorizing Resolution or a supplemental indenture that establishes the terms of the Series and (2) any Subsidiary of an Unrestricted Subsidiary, subject, in each case, to such conditions as may be specified in the Authorizing Resolution or stated in the supplemental indenture with respect to such Series.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

Section 1.02.    Other Definitions.

Term	Defined in Section
Agent Members	2.15
Base Indenture	Preamble
Covenant Defeasance	8.01
Funding Guarantor	9.05
Legal Defeasance	8.01
Paying Agent	2.03
Registrar	2.03
Security Register	2.03
Successor	5.01

Section 1.03.    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities of a particular Series.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, each of the Guarantors, or any other obligor on the Securities of a Series or any Guarantees thereof.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

Section 1.04.    Rules of Construction.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it herein;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting determinations shall be made in accordance with GAAP;

(3)	“or” is not exclusive and “including” means “including without limitation”;

(4)	words in the singular include the plural, and in the plural include the singular;

(5)	“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole (including any Authorizing Resolution or supplemental indenture relating to the relevant Series) and not to any particular Article, Section or other subdivision;

(6)	all exhibits are incorporated by reference herein and expressly made a part of this Indenture; and

(7)	any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.

ARTICLE TWO

THE SECURITIES

Section 2.01.    Form and Dating.

The aggregate principal amount of Securities that may be issued under this Base Indenture is unlimited. The Securities may be issued from time to time in one or more Series. Each Series shall be created by an Authorizing Resolution or a supplemental indenture that establishes the terms of the Series, which may include the following:

(1)	the title of the Series;

(2)	the aggregate principal amount (or any limit on the aggregate principal amount) of the Series and, if any Securities of a Series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

(3)	the interest rate, which may be fixed or variable, or method of calculation of the interest rate, including any procedures to vary or reset such rates, and, if the amount of any principal, premium or interest on Securities of a series may be determined by reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(4)	the date from which interest will accrue;

(5)	the record dates for interest payable on Securities of the Series;

(6)	the dates when, places where and manner in which principal and interest are payable, including the right, if any, to extend or defer the payment of principal or interest and the duration of such extension or deferral;

(7)	the Registrar, Paying Agent and any trustees, if different from those set forth in this Base Indenture;

(8)	the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company of Securities of such Series, the terms of any obligations of the Company to purchase or repay Securities of the Series and the terms of any repurchase or remarketing rights;

(9)	the terms of any redemption or purchase of the Securities of the Series at the option of Holders;

(10)	the permissible denominations in which Securities of such Series are issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

(11)	whether Securities of such Series will be issued in registered or bearer form and the terms of any such forms of Securities;

(12)	whether the Securities of the Series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if different from those contained in this Base Indenture, upon which such Global Security or Securities may be exchanged in whole or in part for Definitive Securities; the Depositary for such Global Security or Securities; and the form of any legend or legends, if any, to be borne by any such Global Security or Securities in addition to or in lieu of the legends referred to in Section 2.15;

(13)	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

(14)	if payments of principal or interest may be made in a currency other than that in which Securities of such Series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such Securities are denominated and the currency in which such Securities or any of them may be paid, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Holder thereof or otherwise, in a Foreign Currency;

(15)	provisions for electronic issuance of Securities or issuance of Securities of such Series in uncertificated form;

(16)	any Events of Default, covenants and/or defined terms in addition to or in lieu of those set forth in this Base Indenture;

(17)	whether and upon what terms Securities of such Series may be defeased or discharged if different from the provisions set forth in this Base Indenture;

(18)	the form of the Securities of such Series, which, unless the Authorizing Resolution or supplemental indenture otherwise provides, shall be in the form of Exhibit A;

(19)	any terms that may be required by or advisable under applicable law;

(20)	the percentage of the principal amount of the Securities of such Series which is payable if the maturity of the Securities of such Series is accelerated, or if the Securities of such Series are required to be redeemed, repurchased or repaid prior to stated maturity, in the case of Securities issued at a discount from their face amount;

(21)	whether Securities of such Series will or will not have the benefit of Guarantees and the Company’s Subsidiaries that will be the initial Guarantors of such Series and, if applicable, the terms and conditions upon which such Guarantees may be subordinated to other indebtedness of the respective Guarantors;

(22)	whether the Securities of such Series are senior or subordinated debt securities, and if subordinated debt securities, the terms of such subordination;

(23)	whether the Securities of the Series will be convertible into or exchangeable for other Securities, common shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, any provisions granting special rights to holders when a specified event occurs, and any other provision in relation thereto;

(24)	whether the Securities of such Series, or any Guarantees of such Securities, will or will not have the benefit of any collateral and, if applicable, the terms and conditions of such security;

(25)	any other terms in addition to or different from those contained in this Base Indenture applicable to such Series.

All Securities of one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series pursuant to an Authorizing Resolution, an Officers’ Certificate or in any indenture supplemental hereto.

The creation and issuance of a Series and the authentication and delivery thereof are not subject to any conditions precedent. If any of the terms of a Series are established pursuant to an Authorizing Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the initial issuance of Securities of such Series. The terms of the Securities of any Series may provide that such Securities shall be authenticated and delivered by the Trustee upon original issuance from time to time upon written order of persons designated in such Authorizing Resolution or supplemental indenture and that such persons are authorized to determine, consistent with such Authorizing Resolution or supplemental indenture, such terms and conditions of the Securities of such series.

Section 2.02.    Execution and Authentication.

One Officer shall sign the Securities for the Company by manual or facsimile signature. Each Guarantor shall execute the Guarantee in the manner set forth in Section 9.07.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Base Indenture.

The Trustee shall authenticate Securities for original issue upon receipt of an Officers’ Certificate of the Company. Each Security shall be dated the date of its authentication.

Section 2.03.    Registrar and Paying Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or where Securities of a Series that are convertible or exchangeable may be surrendered for conversion or exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Security Register”). The Company may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent and the Trustee shall have the right to inspect the Securities Register at all reasonable times to obtain copies thereof, and the Trustee shall have the right to rely upon such register as to the names and addresses of the Holders and the principal amounts and certificate numbers thereof. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar and Paying Agent.

Section 2.04.    Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

Section 2.05.    Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06.    Transfer and Exchange.

Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the NYUCC are met and the other provisions of this Section 2.06 are satisfied. Where Securities are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Registrar need not transfer or exchange any Security selected for redemption or repurchase, except the unredeemed or repurchased part thereof if the Security is redeemed or repurchased in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or repurchased. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto except in the case of exchanges pursuant to 2.09, 3.06, or 10.05 not involving any transfer.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

Section 2.07.    Replacement Securities.

If the Holder of a Security claims that the Security has been lost, destroyed, mutilated or wrongfully taken, the Company shall issue and execute a replacement security, the Guarantors shall execute the related Guarantee and, upon written request of any Officer of the Company, the Trustee shall authenticate such replacement Security, provided, in the case of a lost, destroyed or wrongfully taken Security, that the requirements of Section 8-405 of the NYUCC are met. If any such lost, destroyed, mutilated or wrongfully taken Security shall have matured or shall be about to mature, the Company may, instead of issuing a substitute Security therefor, pay such Security without requiring (except in the case of a mutilated Security) the surrender thereof. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced, including the acquisition of such Security by a bona fide purchaser. The Company and the Trustee may charge for its expenses in replacing a Security.

Section 2.08.    Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except:

(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which funds in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent other than the Company, or, if the Company shall act as its own paying agent, shall have been set aside, segregated and held in trust by the Company for the Holders of such Securities, provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.07, except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company.

In determining whether the holders of the requisite principal amount of outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02 and the principal amount of a Security denominated in one or more currencies that shall be deemed to be outstanding for such purposes shall be based on the Dollar Equivalent, on the date of original issuance of such Security, of the principal amount of such Security.

Subject to Section 2.12, a Security does not cease to be outstanding because the Company, any Guarantor or one of their Affiliates holds the Security.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.09.    Temporary Securities.

Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and, upon surrender for cancellation of the temporary Security, the Company and the Guarantors shall execute and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities authenticated and delivered hereunder.

Section 2.10.    Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, redemption, purchase or payment. The Trustee and no one else shall cancel and destroy, or retain in accordance with its standard retention policy, all Securities surrendered for registration of transfer, exchange, redemption, purchase, payment or cancellation. Unless the Authorizing Resolution or supplemental indenture so provides, the Company may not issue new Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation.

Section 2.11.    Defaulted Interest.

If the Company defaults in a payment of interest on the Securities of any Series, it shall pay the defaulted interest plus any interest payable on the defaulted interest to the persons who are Securityholders of such Series on a subsequent special record date. The Company shall fix such special record date and a payment date which shall be reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder of the relevant Series a notice that states the record date, the payment date and the amount of defaulted interest to be paid. On or before the date such notice is mailed, the Company shall deposit with the Paying Agent money sufficient to pay the amount of defaulted interest to be so paid. The Company may pay defaulted interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12.    Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver, consent or notice, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so considered.

Section 2.13.    CUSIP/ISIN Numbers.

The Company in issuing the Securities of any Series may use a “CUSIP” and/or “ISIN” or other similar number, and if so, the Trustee shall use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders of such Securities; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any such CUSIP and/or ISIN or other similar number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities. The Company shall promptly notify the Trustee of any change in any CUSIP and/or ISIN or other similar number.

Section 2.14.    Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each interest payment date and maturity date with respect to each Series of Securities, the Company shall have deposited with the Paying Agent in immediately available funds money in the applicable currency sufficient to make cash payments due on such interest payment date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders of such Series on such interest payment date or maturity date, as the case may be.

Section 2.15.    Book-Entry Provisions for Global Security.

(a) Any Global Security of a Series initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear any required legends.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Definitive Securities in accordance with the rules and procedures of the Depositary. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Definitive Securities.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like Series and amount.

(d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Definitive Securities of the same Series in authorized denominations.

(e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such Series.

(f) Unless otherwise provided in the Authorizing Resolution or supplemental indenture for a particular Series of Securities, each Global Security of such Series shall bear legends in substantially the following forms:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.”

ARTICLE THREE

REDEMPTION

Section 3.01.    Notices to Trustee.

Securities of a Series that are redeemable prior to maturity shall be redeemable in accordance with their terms and, unless the Authorizing Resolution or supplemental indenture provides otherwise, in accordance with this Article Three.

If the Securities of a Series are redeemable at the option of the Company and the Company desires to exercise such right to redeem all or, as the case may be, a portion of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to Holders. Any such cancelled notice shall be void and of no effect.

If the Securities of a Series are subject to mandatory redemption, repurchase or repayment and the Company wants to credit any Securities previously redeemed, acquired or retired against any such requirement, it shall notify the Trustee of the amount of the credit and it shall deliver any Securities not previously delivered to the Trustee for cancellation with such notice.

The Company shall give each notice provided for in this Section 3.01 at least 30 days before the notice of any such redemption is to be mailed to Holders (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02.    Selection of Securities to be Redeemed.

If fewer than all of the Securities of a Series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate and in a manner that complies with applicable requirements of the Depositary. The Trustee shall make the selection from Securities outstanding not previously called for redemption and shall promptly notify the Company of the serial numbers or other identifying attributes of the Securities so selected. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than the minimum denomination for the Series. Securities and portions of them it selects shall be in amounts equal to a permissible denomination for the Series. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Unless otherwise provided in the Authorizing Resolution or supplemental indenture relating to a Series, if any Security selected for partial redemption is converted into or exchanged for common shares of the Company or other securities, cash or other property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted or exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03.    Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed, at its last address as it shall appear in the Security Register. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered Holder receives the notice. In any case, failure duly to give such notice to the holder of any Security of any Series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities of such Series or any other Series. So long as Securities of any Series issued hereunder are registered in the name of the Depositary or its nominee, such notice shall be given in accordance with the rules of the Depositary.

The notice shall identify the Securities to be redeemed and shall state:

(1)	the redemption date;

(2)	the redemption price or the formula pursuant to which such price will be calculated;

(3)	if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(4)	in the case of Securities of a Series that are convertible or exchangeable into common shares of the Company or other securities, cash or other property, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such Series to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion or exchange;

(5)	the name and address of the Paying Agent;

(6)	that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7)	that interest on Securities or portions of Securities called for redemption ceases to accrue on and after the redemption date; and

(8)	that the Securities are being redeemed pursuant to the mandatory redemption or the optional redemption provisions, as applicable.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall deliver to the Trustee at least 15 days prior to the date on which notice of redemption is to be mailed or such shorter period as may be satisfactory to the Trustee, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.    Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities or portions of Securities called for redemption become due and payable on the redemption date and at the redemption price as set forth in the notice of redemption, which notice, and which obligations to redeem the Securities may, at the Company’s discretion, be subject to one or more conditions precedent as set forth in such notice. Upon surrender to the Paying Agent, such Securities or portions of Securities shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date on the Securities or portions of Securities redeemed (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date). Interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof.

Section 3.05.    Deposit of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds in the applicable currency sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

Section 3.06.    Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company and the Guarantors shall execute and the Trustee shall authenticate for each Holder a new Security of the same Series equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE FOUR

COVENANTS

Section 4.01.    Payment of Securities.

The Company shall pay the principal of, premium, if any, and interest on a Series on the dates, in the currency and in the manner provided in the Securities of the Series. An installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the Paying Agent holds on that date money in the applicable currency designated for and sufficient to pay the installment.

The Company shall pay interest on overdue principal at the rate borne by the Series; it shall pay interest on overdue installments of interest at the same rate.

Section 4.02.    Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee.

Section 4.03.    Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any continuing Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default.

Section 4.04.    Waiver of Stay, Extension or Usury Laws.

The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Securities of any Series as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each of the Guarantors expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.05.    Appointment to Fill Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or to fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall be at all times a Trustee hereunder.

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.01.    When Company May Merge, etc.

Neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including by way of liquidation or dissolution), to any Person (in each case other than in a transaction in which the Company or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(1) the Person formed by or surviving such consolidation or merger (if other than the Company or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the

Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or the Guarantor, as the case may be, under the Securities or a Guarantee, as the case may be, and the Indenture, and

(2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

The foregoing provisions shall not apply to:

(A) the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, which under the provisions of Section 9.03 or the other provisions of this Indenture, results in such Guarantor being released from its Guarantee or the Successor not being required to become a Guarantor, as the case may be, or

(B) a transaction the purpose of which is to change the state of incorporation of the Company or any Guarantor.

Upon any such consolidation, merger, sale, lease, conveyance or other disposition, the Successor will be substituted for the Company or the relevant Guarantor under the Indenture. The Successor may then exercise every power and right of the Company or the relevant Guarantor under this Indenture, and except in the case of a lease, the Company or the relevant Guarantor will be released from all of its liabilities and obligations in respect of the Securities, the Guarantee and the Indenture. If the Company or a Guarantor leases all or substantially all of its assets the Company or such Guarantor will not be released from its obligations to pay the principal of and interest, if any, on the Securities or the Guarantee, as applicable.

To the extent that an Authorizing Resolution or supplemental indenture pertaining to any Series provides for different provisions relating to the subject matter of this Article Five, the provisions in such Authorizing Resolution or supplemental indenture shall govern for purposes of such Series.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01.    Events of Default.

An “Event of Default” on a Series occurs if, voluntarily or involuntarily, whether by operation of law or otherwise, any of the following occurs (except with respect to any Series of Securities for which the Authorizing Resolution or supplemental indenture under which such Series of Securities is issued or the form of Security for such Series expressly provides that any such Event of Default shall not apply to such Series of Securities):

(1)	the failure by the Company to pay interest on any Security of such Series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2)	the failure by the Company to pay the principal of any Security of such Series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(3)	the failure by the Company or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Securities of such Series, the Guarantees (as they relate thereto) or this Indenture (as they relate thereto) and such failure continues for the period and after the notice specified below (except in the case of a default with respect to Article Five (or any other provision specified in the applicable Authorizing Resolution or supplemental indenture), which will constitute Events of Default with notice but without passage of time);

(4)	the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Custodian of it or for all or substantially all of its Property, or

(D)	makes a general assignment for the benefit of its creditors;

(5)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(B)	appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the Property of the Company or any Guarantor that is a Significant Subsidiary, or

(C)	orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(6)	any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and the Guarantee); or

(7)	any other Event of Default provided in the Authorizing Resolution or supplemental indenture under which such Series of Securities is issued or in the form of Security for such Series.

A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Securities of the applicable Series notify the Company and the Trustee, of the Default and (except in the case of a default with respect to Article Five (or any other provision specified in the applicable Authorizing Resolution or supplemental indenture)) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases to exist, without any action by the Trustee or any other Person.

Section 6.02.    Acceleration.

If an Event of Default (other than an Event of Default with respect to the Company resulting from subclause (4) or (5) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Securities of the applicable Series then outstanding by notice to the Company and the Trustee, may declare all Securities of such Series to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Securities of such Series will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (4) or (5) above occurs, all amounts due and payable on the Securities of such Series will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

At any time after the principal of the Securities of such Series shall have been declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the then outstanding Securities of such Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has or has caused to be paid or deposited with the Trustee an amount sufficient to pay all matured installments of interest upon all the Securities of such Series and the principal of any and all Securities of such Series that shall have become due otherwise than by acceleration, with interest upon such principal and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the Securities of such Series to the date of such payment or deposit, and (ii) any and all Events of Default under this Indenture with respect to such Series, except non-payment of the principal of, or interest on, any of the Securities of such Series as a result of such declaration, shall have been remedied or waived.

No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

Section 6.03.    Other Remedies.

If an Event of Default on a Series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Series or to enforce the performance of any provision in the Securities or this Indenture applicable to the Series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.    Waiver of Existing Defaults.

Subject to Section 10.02, the Holders of a majority in principal amount of the outstanding Securities of a Series on behalf of all the Holders of the Series by notice to the Trustee may waive an existing Default on such Series and its consequences. When a Default is waived, it is cured and stops continuing, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.    Control by Majority.

The Holders of a majority in principal amount of the outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such Series. The Trustee, however, may refuse to follow any direction (i) that conflicts with law or this Indenture, (ii) that, subject to Section 7.01, the Trustee determines is unduly prejudicial to the rights of other Securityholders, (iii) that would involve the Trustee in personal liability, if there shall be reasonable grounds for believing that adequate indemnity against such liability is not reasonably assured to it, or (iv) if the Trustee shall not have been provided with indemnity satisfactory to it.

Section 6.06.    Limitation on Suits.

A Securityholder of a Series may not pursue any remedy with respect to this Indenture or the Series unless:

(1)	the Holder gives to the Trustee written notice of a continuing Event of Default on the Series;

(2)	the Holders of at least 25% in aggregate principal amount of the outstanding Securities of the Series make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	no written request inconsistent with such written request shall have been given by the Holders of at least a majority in principal amount of the outstanding Securities of the Series to the Trustee.

By accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security of such Series with every other such taker and holder and the Trustee, that no one or more holders of Securities of such Series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of such Series.

Section 6.07.    Rights of Holders to Receive Payment and Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on any Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder. Notwithstanding anything to the contrary in this Indenture or the Securities, the right of any Holder of Securities to convert such Securities in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Section 6.08.    Collection Suit by Trustee.

If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

Section 6.09.    Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, any Guarantor or their respective creditors or Property, and unless prohibited by applicable law or regulation, may vote on behalf of the Holders in any election of a Custodian, and shall be entitled and empowered to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Securityholder except as aforesaid for the election of the Custodian.

Section 6.10.    Priorities.

If the Trustee collects any money pursuant to this Article Six with respect to Securities of any Series, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.07;

Second:	to Securityholders of the Series for amounts due and unpaid on the Series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series for principal and interest, respectively; and

Third:	to the Company or the Guarantors as their interests may appear.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11.    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having the due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Series.

ARTICLE SEVEN

TRUSTEE

Section 7.01.    Duties of Trustee.

(a) If an Event of Default has occurred and is continuing with respect to Securities of any Series, the Trustee shall, prior to the receipt of directions from the Holders of a majority in principal amount of the Securities of the Series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, in the case of certificates or opinion specifically required by any provision hereof to be furnished to it, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated therein.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction of the Holders permitted hereunder.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 7.02.    Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may rely and shall be protected in acting or refraining from acting on any document, resolution, certificate, instrument, report, or direction believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, resolution, certificate, instrument, report, or direction.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to Sections 12.04 and 12.05 hereof and containing such other statements as the Trustee reasonably deems necessary to perform its duties hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, Opinion of Counsel or any other direction of the Company permitted hereunder.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or a Guarantor.

(g) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 6.01(1) or 6.01(2)) unless a Trust Officer assigned to and working in the Trustee’s corporate trust office has actual knowledge thereof or unless written notice of any Event of Default is received by the Trustee at its address specified in Section 12.02 hereof and such notice references the Securities generally, the Company or this Indenture.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(m) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n) The Trustee may request that the Company deliver a certificate, the form of setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(o) In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) to provide to the Trustee sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so that the Trustee can determine whether they have tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with Applicable Law.

The terms of this section shall survive the satisfaction and discharge of this Indenture.

Section 7.03.    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Guarantor or their affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04.    Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or of any prospectus used to sell the Securities of any Series; it shall not be accountable for the Company’s use of the proceeds from the Securities; it shall not be accountable for any money paid to the Company, or upon the Company’s direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in the Securities other than its certificate of authentication.

Section 7.05.    Notice of Defaults.

If a Default on a Series occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder of the Series notice of the Default (which shall specify any uncured Default known to it) within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on a Series, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such directors and/or responsible officers of the Trustee in good faith determine(s) that withholding the notice is in the interests of Holders of the Series.

Section 7.06.    Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Base Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a) (but if no event described in TIA § 313(1) through (8) has occurred within the twelve months preceding the reporting date no report in relation thereto need be transmitted). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be delivered to the Company and filed by the Trustee with the SEC and each national securities exchange on which the Securities are listed. The Company agrees to notify the Trustee of each national securities exchange on which the Securities are listed.

Section 7.07.    Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services subject to any written agreement between the Trustee and the Company. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company and any Guarantors, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors of which a Trust Officer has received notice for which it may seek indemnity. The Company may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have one firm of separate counsel (plus, with the prior written consent of the Company (not to be unreasonably withheld) and upon the reasonable request by the Trustee to the Company, a second firm of separate counsel) at any one time and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company, on the one hand, and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim, on the other hand, in connection with such defense as reasonably determined by the Trustee. The Company need not pay or indemnify for any settlement made without its written consent (which consent shall not be unreasonably withheld). The Company need not reimburse any expense or indemnify against any loss, damage, claim, liability or expense to the extent caused by any negligence, bad faith or willful misconduct of the Trustee, any predecessor Trustee, or any of their respective employees, officers, stockholders or directors.

Unless otherwise provided in any supplemental indenture or Authorizing Resolution relating to any Series, to ensure the Company’s payment obligations in this Section, the Trustee shall have a claim prior to the Securities of all Series on all money or Property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article Six hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.    Replacement of Trustee.

The Trustee may resign with respect to Securities of any or all Series by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities (or of the relevant Series) may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor trustee with the Company’s consent. Such resignation or removal shall not take effect until the appointment by the Securityholders of the relevant Series or the Company as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Company may remove the Trustee and any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee for any or no reason, including if:

(1)	the Trustee fails to comply with Section 7.10 after written request by the Company or any bona fide Securityholder who has been a Securityholder for at least six months;

(2)	the Trustee is adjudged a bankrupt or an insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its Property; or

(4)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee with respect to the Securities of the relevant Series. If a successor trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Holder may petition any court of competent jurisdiction for the appointment of a successor trustee.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all Property held by it as Trustee to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor trustee shall mail notice of its succession to each Securityholder.

Any successor trustee appointed pursuant to this Section 7.08 may be appointed with respect to the Securities of one or more Series or all of such Series, and at any time there shall be only one Trustee with respect to the Securities of any particular Series.

In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more but not all Series, the Company, the retiring Trustee and each successor trustee with respect to the Securities of one or more Series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which: (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor trustee relates; (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder. Upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, and such retiring Trustee shall have no further responsibility with respect to the Securities of that or those Series to which the appointment of such successor trustee relates for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture. Each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor trustee relates. On request of the Company or any successor trustee, such retiring Trustee shall assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and funds held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor trustee relates.

Section 7.09.    Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor trustee.

Section 7.10.    Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11.    Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE EIGHT

DISCHARGE OF INDENTURE

Section 8.01.    Defeasance or Satisfaction upon Deposit of Moneys or Government Obligations.

(a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities of any Series upon compliance with the applicable conditions set forth in paragraph (d).

(b) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b) with respect to any Series, the Company and the Guarantors shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Securities of the Series on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of a Series, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of a Series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.02, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) with respect to a Series notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities of the Series.

(c) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c) with respect to a Series, the Company and the Guarantors shall be released and discharged from the obligations under any covenant contained in Article Five and any other covenant contained in or referenced in the Authorizing

Resolution or supplemental indenture relating to such Series (to the extent such release and discharge shall not be prohibited thereby), on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of a Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or otherwise, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities of the applicable Series:

(1) The Company shall have irrevocably deposited in trust with the Trustee (or another qualifying trustee), pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, money in the currency in which the Securities of such Series are payable or Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Securities of such Series to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such Government Obligations to said payments with respect to the Securities of such Series to maturity or redemption;

(2) No Default or Event of Default (other than a Default or Event of Default resulting from non-compliance with any covenant from which the Company and the Guarantors are released upon effectiveness of such Legal Defeasance or Covenant Defeasance pursuant to paragraph (b) or (c) hereof, as applicable) shall have occurred and be continuing on the date of such deposit or result therefrom;

(3) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date pertaining to such Series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that, in the case of clauses (i) and (ii), and subject to customary assumptions and exclusions, Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(4) The Company shall have delivered to the Trustee an Officers’ Certificate, stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or any Guarantor or others;

(5) Notwithstanding any other provisions of this Section 8.01, such legal defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company on any outstanding Securities of an applicable Series pursuant to Section 2.01; and

(6) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

In the event all or any portion of the Securities of a Series are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

(e) In addition to the Company’s rights above under this Section 8.01, the Company may terminate all of its obligations under this Indenture with respect to a Series, and the obligations of the Guarantors shall terminate with respect to such Series (subject to Section 8.02), when:

(1) All Securities of such Series theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in each such case, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust solely for that purpose an amount of money in the currency in which the Securities of such Series are payable or Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire Indebtedness on the Securities of such Series not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Securities of such Series, on the date of such deposit or to the maturity or redemption date, as the case may be;

(2) The Company has paid or caused to be paid all other sums payable hereunder by the Company;

(3) The Company has delivered irrevocable instructions to the Trustee (or such other qualifying trustee), to apply the deposited money toward the payment of the Securities of such Series at maturity or redemption, as the case may be; and

(4) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent specified in this Section 8.01(e) relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02.    Survival of the Company’s Obligations.

Notwithstanding the satisfaction and discharge of this Indenture under Section 8.01, the Company’s obligations in Paragraph 8 of the Securities and Sections 2.03 through 2.07, 4.01, 7.07, 7.08, 8.04 and 8.05 of this Indenture, however, shall survive until the Securities of an applicable Series are no longer outstanding. Thereafter, the Company’s obligations in Paragraph 8 of the Securities of such Series and Sections 7.07, 8.04 and 8.05 of this Indenture shall survive (as they relate to such Series).

Section 8.03.    Application of Trust Money.

The Trustee shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities of the defeased Series.

Section 8.04.    Repayment to the Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company or any Guarantor for payment as general creditors unless applicable abandoned property law designates another person and all liability of the Trustee or such Paying Agent with respect to such money shall cease.

Section 8.05.    Reinstatement.

If the Trustee is unable to apply any money or Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture and the Securities relating to the Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided, however, that (a) if the Company or any Guarantor has made any payment of interest on or principal of any Securities of the Series because of the reinstatement of its obligations hereunder, the Company or Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s or Guarantor’s obligations has occurred and continues to be in effect.

ARTICLE NINE

GUARANTEES

Section 9.01.    Unconditional Guarantees.

Subject to any other provisions set forth in the Authorizing Resolution or supplemental indenture relating to a particular Series, each Guarantor unconditionally, jointly and severally, guarantees (each such guarantee to be referred to herein as the “Guarantee”) to each Holder of Securities of such Series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Securities of such Series will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest of the Securities of such Series and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, except obligations to pay principal of and interest on any other Series not so guaranteed, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities of such Series or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 9.04. Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of such Series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of such Series with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 9.03, this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of the applicable Series, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 9.02.    Severability.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.03.    Release of a Guarantor.

Notwithstanding anything in this Indenture to the contrary, in the event of (i) the sale or other disposition of Capital Stock of any Guarantor if as a result of such disposition, such Person ceases to be a Restricted Subsidiary of the Company, (ii) a sale or other disposition of all or substantially all of the assets of any Guarantor (other than to the Company or another Guarantor), (iii) a merger or consolidation of a Guarantor with a Person other than the Company or another Guarantor, (iv) a Guarantor ceasing to guarantee any Indebtedness of the Company, or (v) the designation of a Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary, then such Guarantor (in the case of clauses (i), (ii), (iv) and (v) above) will be automatically and unconditionally released and discharged from all obligations under this Article Nine, the other provisions of this Indenture and the Securities and the Person acquiring such assets (in the case of clauses (ii) and (iii) above) shall not be required to assume the Guarantor’s obligations under this Article Nine, the other provisions of this Indenture and the Securities or otherwise become a Guarantor, in each case without any further action required on the part of the Trustee, any Holder, the Company or any Guarantor; provided that such sale, disposition or other transaction is otherwise in compliance with this Indenture.

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale, lease, conveyance or other disposition of all or substantially assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, or disposition, the Guarantee given by such Guarantor shall no longer have any force or effect.

The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 9.03.

Any Guarantor not released in accordance with this Section 9.03 remains liable for the full amount of principal of and interest on the Securities as provided in this Article Nine, except as provided in Article Eight.

Section 9.04.    Limitation of a Guarantor’s Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 9.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 9.05.    Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to any Securities or any other Guarantor’s obligations with respect to its Guarantee. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the Property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Guarantor in respect of the obligations of its Guarantee), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Company in respect of the obligations of such Guarantor under its Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 9.06.    Waiver of Subrogation.

Until all guaranteed obligations under this Indenture and with respect to all Securities of an applicable Series are paid in full, each Guarantor irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities of the applicable Series against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities of the applicable Series shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities of the applicable Series, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities of the applicable Series, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 9.06 is knowingly made in contemplation of such benefits.

Section 9.07.    Execution of Guarantee.

To evidence their guarantee to the Holders set forth in this Article Nine with respect to any Series, the Guarantors shall execute the Guarantee in substantially the form included in Exhibit A or in any such other form set forth in the Authorizing Resolution or supplemental indenture pertaining to the applicable Series, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor agrees that its Guarantee set forth in this Article Nine shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one Officer (who shall, in each case, have been duly authorized by all requisite corporate or other actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be by manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01.    Without Consent of Holders.

The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities of a Series without notice to or consent of any Securityholder of such Series:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article Five;

(3) to provide that specific provisions of this Indenture shall not apply to a Series not previously issued or to make a change to specific provisions of this Indenture that only applies to any Series not previously issued or to additional Securities of a Series not previously issued;

(4) to create a Series and establish its terms;

(5) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(6) to release a Guarantor in respect of any Series which, in accordance with the terms of this Indenture applicable to the particular Series, ceases to be liable in respect of its Guarantee;

(7) to add a Guarantor in respect of any Series;

(8) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(9) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall not become effective with respect to any outstanding Security of any Series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(10) to secure the Securities of any Series;

(11) to issue additional Securities of any Series; provided that such additional Securities have the same terms as, and be deemed part of the same Series as, the applicable Series of Securities issued hereunder as provided by Section 2.01;

(12) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee;

(13) to conform this Indenture or the Securities of any Series to the “Description of the Notes” or “Description of the Securities” section of the applicable prospectus, prospectus supplement or offering memorandum relating to the offering by the Company of such Securities; and

(14) to make any other change that does not adversely affect the rights of Securityholders in any material respect.

After an amendment under this Section 10.01 becomes effective, the Company shall mail notice of such amendment to the Securityholders.

Section 10.02.    With Consent of Holders.

The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities of a Series without notice to any Securityholder of such Series but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of such Series (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series). Each such Series shall vote as a separate class. The Holders of a majority in principal amount of the outstanding Securities of any Series may waive compliance by the Company with any provision of the Securities of such Series or of this Indenture relating to such Series without notice to any Securityholder (including any waiver granted in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series). Without the consent of each Holder of a Security the terms of which are directly amended, supplemented or waived, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1)	reduce the amount of Securities of the relevant Series whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the rate of or extend the time for payment of interest, including defaulted interest, on any Security;

(3)	reduce the principal of or extend the fixed maturity of any Security or alter the provisions (including related definitions) with respect to redemption of any Security pursuant to Article Three hereof or with respect to any obligations on the part of the Company to offer to purchase or to redeem Securities of a Series pursuant to the Authorizing Resolution or supplemental indenture pertaining to such Series in a manner adverse to Holders;

(4)	make any change that adversely affects any right of a Holder to convert or exchange any Security into or for common shares of the Company or other securities, cash or other property in accordance with the terms of such Security;

(5)	modify the ranking or priority of the Securities of the relevant Series or any Guarantee thereof;

(6)	release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(7)	make any change in Sections 6.04, 6.07 or this Section 10.02, except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder of Securities of such Series;

(8)	waive a continuing Default or Event of Default in the payment of the principal of or interest on any Security; or

(9)	make any Security payable at a place or in money other than that stated in the Security, or impair the right of any Securityholder to bring suit as permitted by Section 6.07.

An amendment of a provision included solely for the benefit of one or more Series does not affect the interests of Securityholders of any other Series.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

Section 10.03.    Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or any Securities shall comply with the TIA as then in effect.

Section 10.04.    Revocation and Effect of Consents.

A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Unless otherwise provided in the consent or the consent solicitation statement or other document describing the terms of the consent, any Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security. Any revocation of a consent by the Holder of a Security or any such subsequent Holder shall be effective only if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the requisite number of consents have been received.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities of any Series entitled to consent to any amendment, supplement or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, and if Holders otherwise have a right to revoke their consent under the consent or the consent solicitation statement or other document describing the terms of the consent, then notwithstanding the second to last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

An amendment, supplement or waiver with respect to a Series becomes effective upon the (i) receipt by the Company or the Trustee of the requisite consents, (ii) satisfaction of any conditions to effectiveness as set forth in this Indenture or any indenture supplemental hereto containing such amendment, supplement or waiver and (iii) execution of such amendment, supplement or waiver (or the related supplemental indenture) by the Company and the Trustee. After an amendment, supplement or waiver with respect to a Series becomes effective, it shall bind every Holder of such Series, unless it makes a change described in any of clauses (1) through (9) of Section 10.02, in which case, the amendment, supplement or waiver shall bind a Holder of a Security of such Series only if it has consented to such amendment, supplement or waiver and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that no such waiver shall impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 10.05.    Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.06.    Trustee to Sign Amendments, etc.

Subject to Section 7.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplement or waiver is authorized or permitted by this Indenture and (solely with respect to such Opinion of Counsel) that it will be valid and binding upon the Company and any Guarantors in accordance with its terms.

ARTICLE ELEVEN

SECURITIES IN FOREIGN CURRENCIES

Section 11.01.    Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any Series in which not all of such Securities are denominated in the same currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary pursuant to this Indenture or the Securities of any particular Series, any amount in respect of any Security denominated in a Foreign Currency shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Securities of such Series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01.    Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02.    Notices.

Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

if to the Company or to any Guarantor:

Quidel Corporation

12544 High Bluff Drive, Suite 200

San Diego, California 92130

Attention: Chief Financial Officer

if to the Trustee:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

400 South Hope Street, Suite 400

Los Angeles, CA 90071

Attn: Corporate Unit

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Company mails notice or communications to the Securityholders, it shall mail a copy to the Trustee at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.03.    Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04.    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)	an Officers’ Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action, have been complied with.

Any Officers’ Certificate may be based, and may state that it is so based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, internal or external legal counsel. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or any guarantor stating that the information with respect to such factual matters is known to the Company or such guarantor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Section 12.05.    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)	a statement that the person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.06.    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

Section 12.07.    Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If this Indenture provides for a time period that ends or requires performance of any non-payment obligation by a day that is not a Business Day, then such time period shall instead be deemed to end on, and such obligation shall instead be performed by, the next succeeding Business Day.

Section 12.08.    Governing Law.

The internal laws of the State of New York shall govern this Indenture, the Securities of each Series and the Guarantees. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Section 12.09.    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.    No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any stockholder, officer, director, employee, incorporator, partner, member or manager, past, present or future as such, of the Company or the Guarantors; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the stockholders, officers, directors, employees, incorporators, partners, members or managers, as such, of the Company or the Guarantors, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such stockholder, officer, director, employee, incorporator, partner, member or manager, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

Section 12.11.    Successors and Assigns.

All covenants and agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 12.12.    Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.    Severability.

In case any one or more of the provisions contained in this Indenture or in the Securities of a Series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities.

Section 12.14.    Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only.

Section 12.15.    Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.16.    Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act. are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.17.    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written.

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Melonee Young
Name: Melonee Young
Title: Vice President

EXHIBIT A

No.	CUSIP/ISIN No.:

[Title of Security]

QUIDEL CORPORATION

a Delaware corporation

promises to pay to                                                                                                                                     or registered assigns

the principal sum of                                                                       [Dollars]* on

Interest Payment Dates:	and

Record Dates:	and

Authenticated:	Dated:

QUIDEL CORPORATION

By:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

*	Or other currency. Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

QUIDEL CORPORATION

[Title of Security]

QUIDEL CORPORATION, a Delaware corporation (together with its successors and assigns, the “Company”), issued this Security under an Indenture dated as of December 1, 2014, (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”), as supplemented by the Supplemental Indenture dated as of             (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authorized and delivered. All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them therein.

1.	Interest.

The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on             and             of each year, commencing             ,         , until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from             ,         , provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

The Company will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Securities at the close of business on the [Insert record dates] immediately preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of [Insert applicable country or currency] that at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.	Optional Redemption.[1]

The Company may redeem the Securities at any time on or after            , in whole or in part, at the following redemption prices (expressed as a percentage of their principal amount) together with interest accrued and unpaid to the date fixed for redemption:

If redeemed during the twelve-month period commencing on and ending on in each of the following years	Percentage

[Insert provisions relating to redemption at option of Holders, if any]

[1]	If applicable.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than             2 may be redeemed in part. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption, provided that if the Company shall default in the payment of such Securities at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Securities.

5.	Mandatory Redemption.[3]

The Company shall redeem [    ]% of the aggregate principal amount of Securities originally issued under the Indenture on each of [            ], which redemptions are calculated to retire [    ]% of the Securities originally issued prior to maturity. Such redemptions shall be made at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date. The Company may reduce the principal amount of Securities to be redeemed pursuant to this Paragraph 5 by the principal amount of any Securities previously redeemed, retired or acquired, otherwise than pursuant to this Paragraph 5, that the Company has delivered to the Trustee for cancellation and not previously credited to the Company’s obligations under this Paragraph 5. Each such Security shall be received and credited for such purpose by the Trustee at the redemption price and the amount of such mandatory redemption payment shall be reduced accordingly.

6.	Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of             4 and integral multiples of             in excess thereof.5 A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption or purchase, except the unredeemed or unpurchased part thereof if the Security is redeemed or purchased in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or purchased.

7.	Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

8.	Unclaimed Money.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

[2]	Insert applicable denominations and multiples.
[3]	If applicable.
[4]	Insert applicable denominations and multiples.
[5]	Insert applicable denominations and multiples.

9.	Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities of such Series and any past default or compliance with any provision relating to any Series of the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities of such Series.6 Without the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Securities in certain respects as specified in the Indenture.

10.	Successor Corporation.

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

11.	Trustee Dealings With Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee, including owning or pledging the Securities.

12.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

13.	Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance, satisfaction and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

14.	Authentication.

This Security shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the other side of this Security.

15.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

16.	GOVERNING LAW.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[6]	If different terms apply, insert a brief summary thereof.

17.	CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

18.	Copies.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Quidel Corporation, 12544 High Bluff Drive, Suite 200, San Diego, California 92130, Attention: Chief Financial Officer.

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[FORM OF NOTATION ON SECURITY OF GUARANTEE]

GUARANTEE

The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on this Security, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on this Security, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of this Security or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No past, present or future stockholder, officer, director, employee, incorporator, partner, member or manager, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee, incorporator, partner, member or manager. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of this Security by accepting this Security agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

[List of Guarantors]

By:
Title: